Exhibit 99.1

Proxy for Shares of Common Stock Solicited on Behalf of

the Board of Directors for the Special Meeting of

the Stockholders of MPB BHC, Inc.

To Be Held On [●], 2022

I, the undersigned stockholder of MPB BHC, Inc. (the “Company”), having received notice of a special meeting of the stockholders, revoking any proxy previously given, do hereby nominate, constitute and appoint each of James Barrons and Jack Hilton, my true and lawful attorney and proxy, with full power of substitution, for me and in my name, place and stead to vote all of the shares of common stock of the Company, $10.00 par value per share, standing in my name on its books on [●], 2022, at a special meeting of the stockholders of the Company, to be held on [●], 2022, at [●], local time, at [●] (“the Special Meeting”), and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

1.	To approve the Agreement and Plan of Merger, dated as of December 8, 2021, between the Company and Alerus Financial Corporation (the “Merger Agreement”), pursuant to which the Company will merge with and into Alerus Financial Corporation, and the transactions contemplated therein.

☐ For	☐ Against	☐ Abstain

2.	To approve the adjournment of the Special Meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the Merger Agreement and the transactions contemplated therein.

☐ For	☐ Against	☐ Abstain

3.	In accordance with their discretion, to vote upon all other matters that may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1 AND 2. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTERS THAT MAY BE PROPERLY COME BEFORE THE SPECIAL MEETING.

Dated:	, 2022

Signature(s):

NOTE: PLEASE DATE THIS PROXY AND SIGN IT EXACTLY AS YOUR NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.

Please indicate if you plan to attend this meeting: ☐ Yes ☐ No